Exhibit 16.1
Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 19, 2015

We have read the statements included in the Form S-1/A (Amendment No. 8) dated June 19, 2015, of Spiral Energy Tech., Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained under the heading “Changes in Our Certifying Accountant,” insofar as they relate to our firm.

Very truly yours,
Messineo & Co., CPAs, LLC
Clearwater, Florida